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                                                                       EXHIBIT 4



                                MANOR CARE, INC.
                    KEY EXECUTIVE STOCK OPTION PLAN OF 1993

         Manor Care, Inc. has adopted and established a non-qualified stock option plan for its management and professional employees in accordance with the following terms and conditions.

                                  SECTION ONE
                      DESIGNATION AND PURPOSE OF THE PLAN

         A. DESIGNATION. This Plan is designated the "Manor Care, Inc. Key Executive Stock Option Plan of 1993."

         B. PURPOSE. The purpose of this Plan is to advance the growth and development of the Company by affording an opportunity to its officers, professional staff and other key personnel to purchase shares of the Company's Stock. The acquisition of such Stock by employees who are primarily responsible for the Company's success provides a continuing incentive for them to promote the best interests of the Company. Such stock ownership gives such employees a proprietary interest in the Company which induces them to continue in its employ. The Plan also enables the Company to attract competent personnel to enter its employ.

                                  SECTION TWO
                                  DEFINITIONS

         As used in this Plan, the following terms mean:

         A. "COMMITTEE" means the Key Executive Stock Option Plan Committee appointed to administer the Plan pursuant to Section Four.

         B. "COMPANY" means Manor Care, Inc., including any present or future "subsidiary corporation" as such term is defined in Section 424(f) of the 1986 Internal Revenue Code, as amended.

         C. "ELIGIBLE EMPLOYEE" means any employee of the Company, including any officer or director of the Company, who is employed in an executive, supervisory, administrative or professional capacity. Options are to be granted under this Plan only to such employees of the Company. Employees on leave of absence or in military service are not Eligible Employees while on a leave of absence or in military service.





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         D.  "OPTION" means a non-qualified stock option granted to a
Participant by the Committee under this Plan. It also means any Option which remains after a Participant has exercised his Option with respect to part of the shares covered by an Option agreement.

         E. "PARTICIPANT" means any Eligible Employee who is granted a non-qualified Stock Option as provided in this Plan.

         F.  "PLAN" means this Key Executive Stock Option Plan.

         G.  "STOCK" and "COMPANY STOCK" mean the common stock of Manor
Care, Inc.

         H. Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular and the masculine may mean the feminine.

                                 SECTION THREE
                            STOCK SUBJECT TO OPTION

         A. TOTAL NUMBER OF SHARES. The total number of shares of Stock which may be included in all Options granted to all Participants under this Plan is 2,000,000 shares. The total number of shares of Stock which may be granted may be increased by a resolution adopted by the Company's Board of Directors and approved by the Company's stockholders. Such Stock may be either authorized and unissued Stock or reacquired Stock.

         B. EXPIRED OPTIONS. If any Option granted under this Plan (i) is unexercisable, or (ii) is terminated, or (iii) expires or is canceled for any other reason, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

                                  SECTION FOUR
                           ADMINISTRATION OF THE PLAN

         A. APPOINTMENT OF COMMITTEE. The Company's Board of Directors shall appoint a Key Executive Stock Option Plan Committee which shall consist of not less than two (2) members of such Board of Directors and which members shall be disinterested persons as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or such greater number of members which may be required by said Rule 16b-3). In addition, such Board of Directors shall designate a member of the Committee to act as Chairman of the Committee, and such Board of Directors may remove any member of the Committee at any time and appoint any director to fill any vacancy on the Committee.





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         B.  COMMITTEE MEETINGS.  The Committee shall hold its meetings at such times and places as specified by the Committee Chairman. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by all of the members of the meeting duly called by its Chairman; provided, however, any action taken by a written document signed by a majority of the members of the Committee shall be as effective as action taken by the Committee at a meeting duly called and held.

         C. COMMITTEE POWERS. Subject to the provisions of this Plan, the Committee shall have full authority in its discretion to (i) designate the Participants to whom Options shall be granted, (ii) determine the number of shares to be made available under each such Option, (iii) determine the period or periods in which the Participant may exercise such Option (iv) determine the date when such Option expires, and (v) determine the price for Stock under such Option. The Committee shall have all powers necessary to administer the Plan in accordance with its terms, including the power to interpret this Plan and resolve all questions arising thereunder. The Committee may prescribe such rules and regulations for administering this Plan as the Committee deems appropriate.

                                  SECTION FIVE
                           SELECTION OF PARTICIPANTS

         DISCRETION OF COMMITTEE. In determining which Eligible Employees should be offered Options, as well as the terms thereof, the Committee shall evaluate the duties and responsibilities of Eligible Employees, their past and prospective contributions to the success of the Company, the extent to which they are performing and will continue to perform outstanding services for the benefit of the Company, and such other factors as the Committee deems relevant. A member of the Committee shall not participate in any determination of the Committee with respect to any Option granted to him.

                                  SECTION SIX
                               OPTION AGREEMENTS

         A. FORM OF OPTIONS. Subject to the provisions of this Plan, the Options granted to Participants shall be set forth in written agreements upon such terms and conditions as the Committee determines. Such agreements shall incorporate the provisions of this Plan by reference.

         B. DATE OF GRANTING OPTIONS. The date of granting an Option is the date specified in the written option agreement which is signed by the Participant and the Company.





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                                 SECTION SEVEN
                                 OPTION PRICES

         A. DETERMINATION OF OPTION PRICE. The Option price for Stock shall be not less than 100% of the fair market value of the Stock on the date of grant.

         B. DETERMINATION OF FAIR MARKET VALUE. The fair market value of the Stock on the date of granting an Option shall be the mean of the high and low prices at which the Stock was sold on the market on such date. In the event no such sales of Stock occurred on such date, the fair market value of the Stock shall be determined by the Committee in accordance with applicable Regulations of the Internal Revenue Service.

                                 SECTION EIGHT
                                 TERM OF OPTION

         The term of an Option may vary within the Committee's discretion; provided, however, that the term of an Option shall not exceed ten years from the date of granting the Option to the Participant and, to this end, all Options granted pursuant to this Plan must provide that each such Option cannot be exercised after the expiration of ten years from the date each such Option is granted.

                                  SECTION NINE
                               EXERCISE OF OPTION

         A. LIMITATION ON EXERCISE OF OPTION. The Committee may limit an Option by restricting its exercise in whole or in part for specified periods.

         B. METHOD OF EXERCISING AN OPTION. Subject to the terms of a particular Option, a Participant may exercise it in whole or in part by written notice to the Company's President or Secretary stating in such written notice the number of shares of Stock such Participant elects to purchase under his Option.

         C. NO OBLIGATION TO EXERCISE OPTION. A Participant is under no obligation to exercise an Option or any part thereof.

         D. PAYMENT FOR OPTION STOCK. Stock purchased pursuant to an Option agreement shall be paid in full at the time of purchase. Payment may be made
(a) in cash, (b) with the approval of the Committee, by delivery to the Company of shares of Stock of the Company having an aggregate fair market value equal to the exercise price, or (c) a combination of (a) and (b). Upon receipt of payment and subject to paragraph E of this Section Nine, the Company shall, without transfer or issue tax to the Participant or other person entitled to exercise the option, deliver to the Participant (or other person entitled to exercise the option) a certificate or certificates for such shares.





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         E.  DELIVERY OF STOCK TO PARTICIPANT.  The Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Stock which the Participant elects to purchase upon exercise of an Option granted under this Plan. Such delivery, however, may be postponed, at the sole discretion of the Company, to enable the Company to comply with any applicable procedures, regulations or listing requirements of any government agency, stock exchange or regulatory authority.

         F. FAILURE TO ACCEPT DELIVERY OF STOCK. If a Participant refuses to pay for Stock which he has elected to purchase under his Option, in accordance with the terms of payment, which had previously been agreed upon, his Option shall thereupon, at the sole discretion of the Committee, terminate, and such funds previously paid for unissued Stock shall be refunded. Stock which has been previously issued to the Participant and been fully paid for shall remain the property of the Participant and shall be unaffected by such termination.

                                  SECTION TEN
                         NON-TRANSFERABILITY OF OPTIONS

         During a Participant's lifetime, an Option granted to him may be exercised only by him. It may not be sold, assigned, pledged or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process. Upon any attempt by a Participant to so sell, assign, pledge or otherwise transfer any Option, or any right thereunder, contrary to the provisions hereof, the Option and all rights thereunder shall immediately become null and void.

                                 SECTION ELEVEN
                            PURCHASE FOR INVESTMENT

         A. WRITTEN AGREEMENT BY PARTICIPANTS. Unless a registration statement under the Securities Act of 1933 is then in effect with respect to the Stock a Participant receives upon exercise of his Option, a Participant shall acquire the Stock he receives upon exercise of his Option for investment and not for resale or distribution and he shall furnish the Company with a written statement to that effect when he exercises his Option and a reference to such investment warranty shall be inscribed on the Stock certificate(s).

         B. REGISTRATION REQUIREMENT. Each Option shall be subject to the requirement that, if at any time the Company's Board of Directors determines that the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any state or Federal law is necessary or desirable as a condition of, or in connection with, the issuance of shares thereunder, the Option may not be





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exercised in whole or in part unless such listing, registration or qualification shall have been effected or obtained (and the same shall have been free of any conditions not acceptable to the Company's Board of Directors).

                                 SECTION TWELVE
                          CHANGES IN CAPITAL STRUCTURE

         In the event of a change in the capital structure of the Company, the number of shares specified in Section Three of this Plan, the number of shares covered by each outstanding Option and the price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company.

                                SECTION THIRTEEN
                    CORPORATE REORGANIZATION OR DISSOLUTION

         A. In the event of the dissolution or liquidation of the Company, any Option granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 15 days written notice of the date so fixed shall be given to each Participant and each such Participant shall have the right during such period to exercise his Option as to all or any part of the Stock covered thereby including Stock as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

         B. In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then:

         1) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Committee shall take such action, and the Options shall terminate, as provided in paragraph A of this Section Thirteen, or

         2) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Stock under outstanding and unexercised Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under the Plan which are then to be available for grant under





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                 the Plan, if the Reorganization Agreement makes specific
                 provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Options.

The term "Reorganization" as used in this paragraph B of this Section Thirteen shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

         C. Adjustments and determinations under this Section Thirteen shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

                                SECTION FOURTEEN
                              EMPLOYMENT AGREEMENT

         Each Participant shall agree to remain with and render services to the Company for a period of not less than eighteen months from the date of granting the Option. Such agreement, however, does not impose any obligation upon the Company to retain the Participant in its employ for any period. The Company reserves the same right to terminate employment of any Participant as existed prior to the date of granting the Option.

                                SECTION FIFTEEN
                           TERMINATION OF EMPLOYMENT

         A. SEVERANCE. Subject to the provision of Paragraph B of this Section Fifteen, in the event a Participant's employment with the Company terminates, his Option terminates one month from the earlier of (i) the giving of notice of such termination or (ii) the date of such termination of employment in the absence of such notice. Such Option shall be exercisable only to the extent the Participant was entitled to exercise the Option on the earlier of the date of such termination of employment or the giving of notice thereof.

         B. DEATH. If a Participant dies prior to the full exercise of his Option, his Option to purchase Stock under such Option may be exercised to the extent, if any, that Participant would be entitled to exercise it at the date of Participant's death by the person to whom the Option shall pass by will or by the laws of descent and distribution within twelve months of Participant's death or the expiration of the term of the Option whichever date is sooner.





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         C.  LIMITATION.  In no event may an Option be exercised by anyone after the expiration date provided for in Section Eight of the Plan.

                                SECTION SIXTEEN
                              APPLICATION OF FUNDS

         All proceeds received by the Company from the exercise of Options shall be paid into its treasury and such proceeds shall be used for general corporate purposes.

                               SECTION SEVENTEEN
                     PARTICIPANT'S RIGHTS AS A STOCKHOLDER

         A Participant has no rights as a stockholder with respect to any shares of Stock covered by his Option until the date a stock certificate is issued to him for such shares. Except as otherwise provided for in Section Twelve of this Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                                SECTION EIGHTEEN
                     AMENDMENT AND TERMINATION OF THE PLAN

         A. DISCRETION OF THE BOARD OF DIRECTORS. The Company's Board of Directors may amend or terminate this Plan at any time provided that such amendment or termination does not adversely affect the rights of Participants who were granted Options prior thereto. The Board of Directors may not amend this Plan to provide for an increase in the total number of shares covered by this Plan or for a change in the definition of Eligible Employee without the prior approval of the Company's stockholders.

         B. AUTOMATIC TERMINATION. This Plan shall terminate on August 31, 2003. Options may be granted under this Plan at any time and from time to time prior to the Plan's termination. Any Option outstanding at the time the Plan is terminated shall remain in effect until said Option is exercised or expires.





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